Dentsply Sirona Reports Solid First Quarter 2019 Results

•Reported Q1 revenues of $946.2 million, declined 1.0% versus prior year and increased 3.9% on an internal sales growth basis.
•Q1 2019 US GAAP EPS of $0.17 vs. $0.35 in Q1 2018. Q1 2019 Non-US GAAP EPS of $0.49 compared with Non-US GAAP EPS of $0.45 in Q1 2018 (1)
•Q1 2019 cash flow from operations of $29.3 million, less capital expenditures of $33.9 million resulted in Q1 2019 free cash flow of $(4.6) million.
•The Company narrowed the range for 2019 Adjusted Earnings Per Share guidance, and now expects to achieve Adjusted EPS in the range of $2.30 to $2.40, as compared to the previous guidance range of $2.25 to $2.40.

YORK, Pa., May 3, 2019 - DENTSPLY SIRONA Inc. (“Dentsply Sirona”) (Nasdaq: XRAY), the Dental Solutions Company, today announced its financial results for the three months ended March 31, 2019.

First Quarter 2019 Financial Results

Reported net sales of $946.2 million declined 1.0% in the first quarter of 2019 and were up 3.9% on an internal sales growth basis. In the United States, revenues increased by 7.4% and were up 6.4% on an internal basis. Rest of World revenues declined 0.8% on a reported basis but increased 8.1% on an internal sales growth basis. European revenues declined 7.0% with foreign exchange accounting for 6.7% of the European revenue decline. On an internal sales growth basis, European revenues declined by 0.1%.

Net income attributable to Dentsply Sirona for the first quarter of 2019 was $39.2 million, or $0.17 per diluted share, compared $81.2 million, or $0.35 per diluted share in the first quarter of 2018. On an adjusted basis, excluding certain items, non-US GAAP net earnings per diluted share were $0.49 compared to $0.45 in the first quarter of 2018. A reconciliation of the non-US GAAP measures to earnings per share calculated on a US GAAP basis is provided in the attached tables.

Don Casey, Chief Executive Officer, commented: Dentsply Sirona delivered solid financial results in the first quarter of 2019, with internal sales growth of 3.9% and a one hundred ten basis point year-over-year improvement in our adjusted operating income margin. This translated into Adjusted EPS of $0.49, an increase of 9% as compared to the prior year period. The highlight of the quarter was our strong performance at the biannual International Dental Show in Cologne, where we introduced a variety of new products and received an excellent reception to our innovative, Primescan dental CAD CAM digital impression system. Our first quarter results clearly demonstrate that Dentsply Sirona is beginning to benefit from the comprehensive restructuring program that we put in place in November 2018 and we are confident that the program will continue to drive significant value for our shareholders as we move forward."

2019 Guidance [2]

The Company narrowed the range for 2019 Adjusted Earnings Per Share guidance, and now expects to achieve Adjusted EPS in the range of $2.30 to $2.40, as compared to the previous guidance range of $2.25 to $2.40.  The 2019 guidance incorporates the following assumptions:

•Portfolio shaping initiatives that have already been executed reduce 2019 revenues by approximately $70 million.
•At current exchange rates, currency is anticipated to be a 2.7% headwind to 2019 revenues, reducing 2019 reported revenues by approximately $110 million.
•Internal sales growth of 4% to 5%. 2019 internal revenues benefit from absence of dealer destocking and 2019 new product introductions.
•Reported revenues of $3.95 to $4.05 billion.
•Operating expenses below 2018 levels.
•Non-US GAAP effective tax rate of 24%.

[1] Non-US GAAP adjusted EPS, net sales excluding precious metal, constant currency growth and internal growth and results are non-US GAAP financial measures that exclude certain items. Please refer to the disclosure at the end of the release. For a reconciliation of constant currency growth to internal revenue growth please see supplemental tables at the end of the release.
[2] Our guidance is presented on a non-US GAAP basis, as it does not include the impact of prospective acquisitions, acquisitions announced but not yet closed and other non-US GAAP items, including restructuring costs, many of which are difficult to predict. Therefore, we cannot provide a full reconciliation of these measures. The Company is unable at this time to address the probable significance of all of the unavailable information.

Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast on May 3rd, at 8:30 am EST. A presentation will also be available on www.dentsplysirona.com in the Investors section.

Investors can access the webcast via a link on Dentsply Sirona’s web site at www.dentsplysirona.com. For those planning to participate on the call, please dial +1-877-370-7637 for domestic calls, or +1-1-629-228-0723 for international calls. The Conference ID # is 3225899. A replay of the conference call will be available online on the Dentsply Sirona web site, and a dial-in replay will be available for one week following the call at +1-855-859-2056 (for domestic calls) or +1-404-537-3406 (for international calls), replay passcode # 3225899.

About Dentsply Sirona
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with a 132-year history of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. Dentsply Sirona’s worldwide headquarters is located in York, Pennsylvania. The Company’s shares of common stock are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:

Investors:
John Sweeney, CFA, IRC
Vice President, Investor Relations
+1-717-849-7863
John.Sweeney@dentsplysirona.com

Forward-Looking Statements and Associated Risks

Information the Company has included or incorporated by reference in this Form 8-K, and information which may be contained in other filings with the U. S. Securities and Exchange Commission (the “SEC”) as well as press releases or other public statements, contains or may contain forward-looking statements. These forward-looking statements include, among other things, statements about the completion of the year-end financial statement audit and expected financial results referred to herein, and/or statements about the Company’s plans, objectives, expectations (financial or otherwise) or intentions, including the Company's 2019 guidance.

The Company’s forward-looking statements involve risks and uncertainties. Actual results may differ significantly from those projected or suggested in any forward-looking statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause the Company’s actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following:

•the preliminary nature of the financial results contained in this release

•the Company's ability to successfully implement its cost reduction and restructuring plans

•the Company’s ability to remain profitable in a very competitive marketplace, which depends upon the Company’s ability to differentiate its products and services from those of competitors

•the Company’s failure to anticipate and appropriately adapt to changes or trends within the rapidly changing dental industry

•the effect of changes in the Company’s management and personnel

•changes in applicable laws, rules or regulations, or their interpretation or enforcement, or the enactment of new laws, rules or regulations, which apply to the Company’s business practices (past, present or future) or require the Company to spend significant resources for compliance

•a significant failure or disruption in service within the Company’s operations or the operations of key distributors

•results in pending and future litigation, investigations or other proceedings which could subject the Company to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with such proceedings

•the Company’s failure to attract and retain talented employees, or to manage succession and retention for its Chief Executive Officer or other key executives

•the Company’s failure to successfully integrate the business operations or achieve the anticipated benefits from any acquired businesses

•the Company’s failure to execute on, or other issues arising under, certain key client contracts

•the impact of the Company’s debt service obligations on the availability of funds for other business purposes, the terms of and required compliance with covenants relating to the Company’s indebtedness and its access to the credit markets in general

•general economic conditions

•other risks described from time to time in the Company’s filings with the SEC

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, “Risk Factors” in the Company's most recent Form 10-K and any other information included or incorporated by reference in this Report, and information which may be contained in the Company’s other filings with the SEC, when reviewing any forward-looking statement. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider either foregoing lists, or the risks identified in the Company’s SEC filings, to be a complete discussion of all potential risks or uncertainties associated with an investment in the company.

Non-US GAAP Financial Measures

The principal measurements used by the Company in evaluating its business are: (1) constant currency sales growth by segment and geographic region; (2) internal sales growth by segment and geographic region; and (3) adjusted operating income and margins of each reportable segment, which excludes the impacts of purchase accounting, corporate expenses, and certain other items to enhance the comparability of results period to period. These principal measurements are not calculated in accordance with accounting principles generally accepted in the United States; therefore, these items represent non-US GAAP measures. These non-US GAAP measures may differ from other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

The Company defines “constant currency” sales growth as the increase or decrease in net sales from period to period excluding precious metal content and the impact of changes in foreign currency exchange rates. This impact is calculated by comparing current-period revenues to prior-period revenues, with both periods converted at the U.S. dollar to local currency foreign exchange rate for each month of the prior period, for the currencies in which the Company does business. The Company defines “internal” sales growth as constant currency sales growth excluding the impacts of net acquisitions and divestitures, Merger accounting impacts and discontinued products.

Management believes that the presentation of net sales, excluding precious metal content, provides useful information to investors because a portion of Dentsply Sirona’s net sales is comprised of sales of precious metals generated through sales of the Company’s precious metal dental alloy products, which are used by third parties to construct crown and bridge materials. Due to the fluctuations of precious metal prices and because the cost of the precious metal content of the Company’s sales is largely passed through to customers and has minimal effect on earnings, Dentsply Sirona reports net sales both with and without precious metal content to show the Company’s performance independent of precious metal price volatility and to enhance comparability of performance between periods. The Company uses its cost of precious metal purchased as a proxy for the precious metal content of sales, as the precious metal content of sales is not separately tracked and invoiced to customers. The Company believes that it is reasonable to use the cost of precious metal content purchased in this manner since precious metal dental alloy sale prices are typically adjusted when the prices of underlying precious metals change.

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share (“adjusted EPS”). The Company discloses adjusted net income attributable to Dentsply Sirona to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to intangible assets either purchased or acquired through a business combination. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

Adjusted net income and adjusted EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes adjusted net income and adjusted EPS and the performance of the Company is measured on this basis along with other performance metrics.

The adjusted net income attributable to Dentsply Sirona consists of net income attributable to Dentsply Sirona adjusted to exclude the following:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to integrating and consummating mergers and recently acquired businesses, as well as costs, gains and losses related to the disposal of businesses or significant product lines.

In addition, this category includes the roll off to the consolidated statements of operations of fair value adjustments related to business combinations, except for amortization expense noted below. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract terminations costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as, legal settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Amortization expense has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding these large non-cash charges.

(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

(5) Gain on sale of marketable securities. This adjustment represents the gain on the sale of marketable securities held by the Company. The gain has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding this gain.

(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted earnings per diluted common share is calculated by dividing adjusted net (loss) income attributable to Dentsply Sirona by diluted weighted-average common shares outstanding. Adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	Three Months Ended March 31,
	2019	2018

Net sales	$946.2	$956.1
Net sales, excluding precious metal content	935.0	945.8

Cost of products sold	446.5	442.0

Gross profit	499.7	514.1
% of Net sales	52.8%	53.8%
% of Net sales, excluding precious metal content	53.4%	54.4%

Selling, general and administrative expenses	431.9	435.2

Restructuring and other costs	20.5	10.2

Operating income	47.3	68.7
% of Net sales	5.0%	7.2%
% of Net sales, excluding precious metal content	5.1%	7.3%

Net interest and other expense (income)	(6.5)	(26.1)

Income before income taxes	53.8	94.8

Provision for income taxes	14.6	13.7

Net income	39.2	81.1
% of Net sales	4.1%	8.5%
% of Net sales, excluding precious metal content	4.2%	8.6%

Less: Net loss attributable to noncontrolling interest	—	(0.1)

Net income attributable to Dentsply Sirona	$39.2	$81.2

% of Net sales	4.1%	8.5%
% of Net sales, excluding precious metal content	4.2%	8.6%

Net income per common share attributable to Dentsply Sirona:
Basic	$0.18	$0.36
Diluted	$0.17	$0.35

Weighted average common shares outstanding:
Basic	223.3	227.2
Diluted	225.0	229.9

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	March 31, 2019	December 31, 2018

Assets
Current Assets:

Cash and cash equivalents	$225.4	$309.6
Accounts and notes receivable-trade, net	658.5	701.9
Inventories, net	618.2	598.9
Prepaid expenses and other current assets, net	293.5	277.6

Total Current Assets	1,795.6	1,888.0

Property, plant and equipment, net	853.9	870.6
Operating lease right-of-use assets, net	163.9	—
Identifiable intangible assets, net	2,324.7	2,420.3
Goodwill, net	3,399.2	3,431.3
Other noncurrent assets, net	67.2	76.8

Total Assets	$8,604.5	$8,687.0

Liabilities and Equity
Current Liabilities:
Accounts payable	$269.0	$283.9
Accrued liabilities	511.1	578.9
Income taxes payable	69.8	58.1
Notes payable and current portion of long-term debt	20.7	92.4

Total Current Liabilities	870.6	1,013.3

Long-term debt	1,545.1	1,564.9
Operating lease liabilities	125.5	—
Deferred income taxes	535.1	552.8
Other noncurrent liabilities	418.7	423.0

Total Liabilities	3,495.0	3,554.0

Total Equity	5,109.5	5,133.0

Total Liabilities and Equity	$8,604.5	$8,687.0

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$39.2	$81.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	34.9	33.3
Amortization of intangible assets	48.2	49.9
Amortization of deferred financing costs	0.7	0.7
Deferred income taxes	(6.0)	(16.8)
Stock based compensation expense	9.2	9.3
Restructuring and other costs - non-cash	9.7	3.3
Indefinite-lived intangible asset impairment	5.3	—
Other non-cash (income) expense	(7.8)	14.0
Loss on disposal of property, plant and equipment	(0.1)	0.5
Gain on divestiture of noncontrolling interest	(8.7)	—
Gain on sale of equity security	—	(44.1)
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	36.5	87.5
Inventories, net	(31.5)	(64.7)
Prepaid expenses and other current assets, net	(16.3)	(5.6)
Other noncurrent assets, net	4.8	(2.9)
Accounts payable	(11.3)	(3.9)
Accrued liabilities	(90.1)	(77.4)
Income taxes	12.3	(14.1)
Other noncurrent liabilities	0.3	5.0
Net cash provided by operating activities	29.3	55.1

Cash flows from investing activities:
Capital expenditures	(33.9)	(35.8)
Purchase of short term investments	(0.8)	—
Cash paid for acquisitions of businesses and equity investments, net of cash acquired	—	(6.7)
Cash received for sale of business	(1.0)	—
Cash received on derivative contracts	22.7	—
Cash paid on derivative contracts	—	(2.4)
Expenditures for identifiable intangible assets	—	(3.3)
Proceeds from sale of property, plant and equipment, net	0.3	3.0
Net cash used in investing activities	(12.7)	(45.2)

Cash flows from financing activities:
Repayments on short-term borrowings	(67.9)	(7.8)
Cash dividends paid	(19.5)	(19.8)
Cash paid for contingent consideration on prior acquisitions	(30.6)	—
Proceeds from long-term borrowings	0.9	0.1
Repayments on long-term borrowings	(1.9)	(0.2)
Proceeds from exercise of stock options	19.8	8.3
Net cash used in financing activities	(99.2)	(19.4)

Effect of exchange rate changes on cash and cash equivalents	(1.6)	6.0
Net decrease in cash and cash equivalents	(84.2)	(3.5)
Cash and cash equivalents at beginning of period	309.6	320.6
Cash and cash equivalents at end of period	$225.4	$317.1

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

A reconciliation of reported net sales to non-US GAAP net sales, excluding precious metal content, is as follows:

	Three Months Ended March 31,
(in millions, except percentages)	2019	2018	Variance %

Net sales	$946.2	$956.1	(1.0)%
Less: precious metal content of sales	11.2	10.3	8.7%
Net sales, excluding precious metal content	935.0	945.8	(1.1)%
Foreign exchange impact			(4.7)%
Constant currency growth			3.6%
Acquisitions			0.6%
Discontinued products			(0.9)%
Internal sales growth			3.9%

	Three Months Ended March 31, 2019				Q1 2019 Growth				Three Months Ended March 31, 2018
(in millions, except percentages)	US	Europe	ROW	Total	US	Europe	ROW	Total	US	Europe	ROW	Total

Net sales	$313.4	$395.8	$237.0	$946.2	7.4%	(7.0)%	(0.8)%	(1.0)%	$291.8	$425.5	$238.8	$956.1
Less: precious metal content of sales	1.5	8.9	0.8	11.2					1.3	8.1	0.9	10.3
Net sales, excluding precious metal content	311.9	386.9	236.2	935.0	7.4%	(7.3)%	(0.7)%	(1.1)%	290.5	417.4	237.9	945.8
Foreign exchange impact					(0.1)%	(6.7)%	(7.0)%	(4.7)%
Constant currency growth					7.5%	(0.6)%	6.3%	3.6%
Acquisitions					1.5%	0.1%	0.4%	0.6%
Discontinued products					(0.4)%	(0.6)%	(2.2)%	(0.9)%
Internal sales growth					6.4%	(0.1)%	8.1%	3.9%

	Three Months Ended March 31, 2019			Q1 2019 Growth			Three Months Ended March 31, 2018
(in millions, except percentages)	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total

Net sales	$520.8	$425.4	$946.2	2.1%	(4.6)%	(1.0)%	$510.1	$446.0	$956.1
Less: precious metal content of sales	—	11.2	11.2				—	10.3	10.3
Net sales, excluding precious metal content	520.8	414.2	935.0	2.1%	(4.9)%	(1.1)%	510.1	435.7	945.8
Foreign exchange impact				(5.1)%	(4.3)%	(4.7)%
Constant currency growth				7.2%	(0.6)%	3.6%
Acquisitions				1.0%	—%	0.6%
Discontinued products				(1.7)%	—%	(0.9)%
Internal sales growth				7.9%	(0.6)%	3.9%

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In millions)
(unaudited)

	US GAAP								NON-US GAAP
	Three Months Ended March 31, 2019	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-US GAAP Adjustments	Income Tax Related Adjustments	Total Non-US GAAP Adjustments	Three Months Ended March 31, 2019

NET SALES	$946.2	—	—	—	—	—	—	$—	$946.2
NET SALES-excluding precious metals	935.0	—	—	—	—	—	—	—	935.0
GROSS PROFIT	499.7	29.2	9.6	—	1.6	—	—	40.4	540.1
% OF NET SALES-excluding precious metals	53.4%								57.8%
SG&A EXPENSES	431.9	(19.0)	(17.8)	—	(0.5)	—	—	(37.3)	394.6
% OF NET SALES-excluding precious metals	46.2%								42.2%
RESTRUCTURING AND OTHER COSTS	20.5	—	(20.5)	—	—	—	—	(20.5)	—
INCOME FROM OPERATIONS	47.3	48.2	47.9	—	2.1	—	—	98.2	145.5
% OF NET SALES-excluding precious metals	5.1%								15.6%
NET INTEREST AND OTHER EXPENSE	(6.5)	—	9.0	(1.3)	(0.2)	—	—	7.5	1.0
PRE-TAX INCOME	53.8	48.2	38.9	1.3	2.3	—	—	90.7	144.5
INCOME TAXES	14.6	—	—	—	—	22.6	(2.5)	20.1	34.7
% OF PRE-TAX INCOME	27.1%								24.0%
LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	—							—	—
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$39.2							$70.6	$109.8
% OF NET SALES-excluding precious metals	4.2%								11.7%
EARNINGS PER SHARE - DILUTED	$0.17							$0.32	$0.49

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In millions)
(unaudited)

	US GAAP									NON-US GAAP
	Three Months Ended March 31, 2018	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Gain on Sale of Marketable Securities	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-US GAAP Adjustments	Income Tax Related Adjustments	Total Non-US GAAP Adjustments	Three Months Ended March 31, 2018

NET SALES	$956.1	—	—	—	—	—	—	—	$—	$956.1
NET SALES-excluding precious metals	945.8	—	—	—	—	—	—	—	—	945.8
GROSS PROFIT	514.1	29.9	—	2.7	—	1.5	—	—	34.1	548.2
% OF NET SALES-excluding precious metals	54.4%									58.0%
SG&A EXPENSES	435.2	(20.1)	—	(3.0)	—	(1.5)	—	—	(24.6)	410.6
% OF NET SALES-excluding precious metals	46.0%									43.4%
RESTRUCTURING AND OTHER COSTS	10.2	—	—	(10.2)	—	—	—	—	(10.2)	—
INCOME FROM OPERATIONS	68.7	50.0	—	15.9	—	3.0	—	—	68.9	137.6
% OF NET SALES-excluding precious metals	7.3%									14.5%
NET INTEREST AND OTHER EXPENSE	(26.1)	—	44.1	—	(10.7)	(0.2)	—	—	33.2	7.1
PRE-TAX INCOME	94.8	50.0	(44.1)	15.9	10.7	3.2	—	—	35.7	130.5
INCOME TAXES	13.7	—	—	—	—	—	22.9	(8.7)	14.2	27.9
% OF PRE-TAX INCOME	14.5%									21.4%
LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(0.1)								—	(0.1)
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$81.2								$21.5	$102.7
% OF NET SALES-excluding precious metals	8.6%									10.9%
EARNINGS PER SHARE - DILUTED	$0.35								$0.10	$0.45